UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 13, 2012

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor

Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to that certain Agreement and Plan of Merger, dated as of September 6, 2011 (as amended, the “Merger Agreement”), by and among Temple-Inland Inc., a Delaware corporation (the “Company”), International Paper Company, a New York corporation (“Parent”), and Metal Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), on February 13, 2012, Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the terms of the Merger Agreement, on February 13, 2012, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares owned by the Company, Parent or Purchaser or any of their respective subsidiaries and (ii) shares owned by stockholders who have perfected, and not withdrawn a demand for or lost the right to, appraisal rights under Delaware law) was converted into the right to receive $32.00 in cash, without interest (the “Per Share Merger Consideration”).

The description of the Merger contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on September 8, 2011.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Company’s common stock from listing on the NYSE and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report the delisting of the Company’s common stock from the NYSE. On February 13, 2012, in accordance with the Company’s request, the NYSE filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger on February 13, 2012, each outstanding share of the Company’s common stock was converted into the right to receive the Per Share Merger Consideration, less any applicable withholding taxes.

Additionally, each outstanding and unexercised option to purchase shares of Company common stock issued under a Company equity plan became fully vested and converted into the right to receive a cash payment equal to the number of shares of Company common stock underlying the option multiplied by the amount (if any) by which the Per Share Merger Consideration exceeds the applicable exercise price of the option, less any applicable withholding taxes. Each outstanding share of restricted stock, phantom share, restricted unit, performance stock unit and restricted stock unit (other than cash-settled fixed price restricted units) issued under a Company equity plan became fully vested and converted into the right to receive the Per Share Merger Consideration, less any applicable withholding taxes. All cash-settled fixed price restricted units were cancelled and converted into the right to receive a cash payment equal to the per unit fixed price determined at the time that the unit was granted, less any applicable withholding taxes.

The foregoing description of the rights of holders of Company common stock under the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on September 8, 2011.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. Parent funded the aggregate consideration paid in connection with the Merger through cash on hand, debt financing obtained from third party lenders and a registered notes offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the directors of the Company ceased to be directors of the Company at the effective time of the Merger and were replaced by John N. Balboni, Paul J. Karre, Sharon R. Ryan and Mark S. Sutton.

In connection with the consummation of the Merger, Doyle R. Simons, Chairman and Chief Executive Officer, Randall D. Levy, Chief Financial Officer and Treasurer and J. Patrick Maley III, President and Chief Operating Officer ceased or will cease to be officers of the Company. Mark S. Sutton was elected as President of the Company (and, as such, is the principal executive officer of the Company) and Terri L. Herrington was elected Senior Vice President – Finance (and, as such, is the principal financial officer of the Company).

Mr. Sutton, 50, has been senior vice president, Printing & Communications Papers the Americas of Parent since January 1, 2010. Mr. Sutton’s previous positions with Parent include senior vice president of Global Supply Chain, vice president of Supply Chain, vice president of Corporate Strategic Planning, vice president and general manager of European Corrugated Packaging Operations, general manager for Pressure Sensitive Products, sales and marketing manager for Industrial Papers and manager of the company’s Thilmany Mill. Mr. Sutton joined Parent in 1984 as an engineer at its Pineville, LA mill.

Ms. Herrington, 56, has been vice president – finance and controller of Parent since February, 2011. Ms. Herrington’s previous positions with Parent include vice president, finance – consumer packaging from 2009 to 2011 and vice president – internal audit from 2007 to 2009. Ms. Herrington served as director of audit for finance and financial control for BP p.l.c. from 2003 to 2007. Ms. Herrington joined Parent in 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, on February 13, 2012, the certificate of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company were attached to the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: February 16, 2012	By:	/s/ Terri L. Herrington
Name Terri L. Herrington
Title Senior Vice President - Finance